                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   ----------

                                  FORM 8-K/A-1

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                   ----------




         Date of Report (Date of earliest event reported): March 6, 1997
                                                           -------------


                             SUMMIT PROPERTIES INC.
               (Exact name of Registrant as specified in charter)


          Maryland                      1-12792                  56-1857807
----------------------------     ------------------------    -------------------
(State or other jurisdiction     (Commission File Number)      (IRS employer
      of incorporation)                                      identification no.)


             212 South Tryon Street, Suite 500, Charlotte, NC 28281
             ------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (704) 334-9905
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

              The Form 8-K of Summit Properties Inc. (the "Company") filed on March 6, 1997 is hereby amended to include financial statements, pro forma financial information and certain exhibits.

Item 7.       Financial Statements and Exhibits

(a)           Financial Statements under Rule 3-14 of Regulation S-X

              (i)   Portofino Place, Ltd.  (currently Summit Portofino)

                    Financial Statements and Independent Auditors' Report December 31,1996 and 1995

              (ii)  Summit Mayfaire Apartments

                    Historical Summary of Revenues and Direct Operating Expenses for the Year Ended December 31, 1996 and Independent Auditors' Report

              (iii) Sand Lake Joint Venture (currently Summit Sand Lake)

                    Financial Statements as of December 31, 1996, Together with Report of Independent Certified Public Accountants

              (iv)  Summit American Associates (currently Summit Plantation)

                    Financial Statements and Independent Auditors' Report December 31, 1995. (While Summit American Associates is deemed a related party under Rule 3-14 of Regulation S-X, Financial Statements are filed only for the year ended December 31, 1995, as such year was the first year of operations.)

(b)           Pro Forma Financial Information

              (i)   Summit Properties Inc.

                    Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1996 (Unaudited)

                    Pro Forma Condensed Consolidated Statement of Earnings for the Year Ended December 31, 1996 (Unaudited)

(c)           Exhibits:

              23.1  Consent of Reznick, Fedder & Silverman

              23.2  Consent of Deloitte & Touche LLP

              23.3  Consent of Arthur Andersen LLP

              23.4  Consent of Reznick, Fedder & Silverman

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              SUMMIT PROPERTIES INC.


Date:  May 1, 1997            By:  /s/  William F. Paulsen
                                   ---------------------------------------
                                   William F. Paulsen
                                   President and Chief Executive Officer

                            FINANCIAL STATEMENTS AND
                          INDEPENDENT AUDITORS' REPORT

                              PORTOFINO PLACE, LTD.

                           DECEMBER 31, 1996 AND 1995

                              Portofino Place, Ltd.


                                TABLE OF CONTENTS



                                                                        PAGE


INDEPENDENT AUDITORS' REPORT                                              3


FINANCIAL STATEMENTS


         BALANCE SHEETS                                                   4


         STATEMENTS OF OPERATIONS                                         5


         STATEMENTS OF PARTNERS' EQUITY                                   6


         STATEMENTS OF CASH FLOWS                                         7


         NOTES TO FINANCIAL STATEMENTS                                    8

                          INDEPENDENT AUDITORS' REPORT




To the Partners
Portofino Place, Ltd.


             We have audited the accompanying statements of financial position of Portofino Place, Ltd. as of December 31, 1996 and 1995, and the related statements of operations, partners' equity and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

             We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

             In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Portofino Place, Ltd. as of December 31, 1996 and 1995, and the results of its operations, changes in partners' equity, and cash flows for the years then ended in conformity with generally accepted accounting principles.



REZNICK FEDDER & SILVERMAN
Bethesda, Maryland
March 3, 1997

                              Portofino Place, Ltd.


                                 BALANCE SHEETS

                                  December 31,



                                     ASSETS

                                                                      1996             1995
                                                                  -----------      -----------
ASSETS
        Rental property, less accumulated depreciation            $18,919,008      $19,746,437
        Cash                                                          438,663          597,867
        Construction escrow                                            12,869           32,869
        Cash held for tenant security deposits                        240,587          206,878
        Accounts receivable
           Tenant                                                      11,715           18,872
           Other                                                       15,762           10,241
        Prepaid expenses and deposits                                  16,049           19,472
        Deferred financing and organization costs less
           accumulated amortization of $186,631 and $124,421           17,472           79,682
                                                                  -----------      -----------

                 TOTAL ASSETS                                     $19,672,125      $20,712,318
                                                                  ===========      ===========

                        LIABILITIES AND PARTNERS' EQUITY

LIABILITIES
        Construction loans payable                                $16,554,000      $16,790,516
        Retainage payable                                                --             20,000
        Accounts payable
           Trade                                                       45,895           40,086
           Related party                                               26,980           27,472
           Interest                                                    31,531          119,906
        Unearned rental income                                         18,912           40,799
        Tenant security deposits                                      236,297          241,762
                                                                  -----------      -----------

                 TOTAL LIABILITIES                                 16,913,615       17,280,541

PARTNERS' EQUITY                                                    2,758,510        3,431,777
                                                                  -----------      -----------

                 TOTAL LIABILITIES AND PARTNERS'
                 EQUITY                                           $19,672,125      $20,712,318
                                                                  ===========      ===========

                        See notes to financial statements

                              Portofino Place, Ltd.


                            STATEMENTS OF OPERATIONS

                         For the year ended December 31,






                                        1996            1995
                                     ----------      ----------
Revenue
    Rental                           $3,582,912      $3,266,692
    Interest                             39,410          50,698
    Other                               154,741         172,209
                                     ----------      ----------

             Total revenue            3,777,063       3,489,599
                                     ----------      ----------



Expenses
    Advertising and promotional          84,220          80,653
    Office operations                    30,932          44,813
    Administrative                      173,644         158,512
    Utilities                           143,090         118,617
    Repairs and maintenance             223,711         144,773
    Grounds maintenance                  49,516          47,590
    Real estate taxes                   290,114         333,079
    Insurance and taxes                 119,765          84,740
    Management fees                     146,966         151,763
    Interest                          1,402,089       1,357,610
    Bad debt                             13,215            --
    Depreciation                        901,501         852,841
    Amortization                         62,210          62,210
    Partnership expenses                  7,841            --
                                     ----------      ----------

             Total expenses           3,648,814       3,437,201
                                     ----------      ----------

             NET INCOME              $  128,249      $   52,398
                                     ==========      ==========






                        See notes to financial statements

                              Portofino Place, Ltd.


                         STATEMENTS OF PARTNERS' EQUITY

                 For the years ended December 31, 1996 and 1995




                                 General        Limited
                                 partner        partners            Total
                                 -------       -----------       -----------

Partners' equity,
    December 31, 1994            $ 2,425       $ 4,449,503       $ 4,451,928

Distributions to partners         (5,878)       (1,066,671)       (1,072,549)

Net income                         1,048            51,350            52,398
                                 -------       -----------       -----------

Partners' equity (deficit),
    December 31, 1995             (2,405)        3,434,182         3,431,777

Distributions to partners         (3,594)         (797,922)         (801,516)

Net income                         2,467           125,782           128,249
                                 -------       -----------       -----------

Partners' equity (deficit),
    December 31, 1996            $(3,532)      $ 2,762,042       $ 2,758,510
                                 =======       ===========       ===========



                        See notes to financial statements

                              Portofino Place, Ltd.


                            STATEMENTS OF CASH FLOWS

                         For the year ended December 31,



                                                                           1996              1995
                                                                       -----------       -----------
Cash flows from operating activities
    Net income                                                         $   128,249       $    52,398
    Adjustments to reconcile net income to net
    cash provided by operating activities
      Depreciation and amortization                                        963,711           915,051
      Changes in assets and liabilities that provided (used) cash
          Accounts receivable                                                1,636            (2,225)
          Prepaid expenses and deposits                                      3,423           (16,092)
          Accounts payable                                                 (83,058)          (18,938)
          Retainage payable                                                (20,000)             --
          Accrued liabilities                                                 --              52,232
          Unearned rental income                                           (21,887)            4,129
          Tenant security deposits - net                                   (39,174)           78,546
                                                                       -----------       -----------

                      Net cash provided by operating activities            932,900         1,065,101
                                                                       -----------       -----------

Cash flows from investing activities
      Increase in rental property                                          (74,072)       (4,404,642)
      Construction escrow                                                   20,000           (32,869)
                                                                       -----------       -----------

                      Net cash used in investing activities                (54,072)       (4,437,511)
                                                                       -----------       -----------

Cash flows from financing activities
      Increase (decrease) in construction loans payable                   (236,516)        4,780,687
      Distributions to partners                                           (801,516)       (1,072,549)
                                                                       -----------       -----------

                      Net cash provided by (used in)
                         financing activities                           (1,038,032)        3,708,138
                                                                       -----------       -----------

                      NET INCREASE (DECREASE) IN CASH                     (159,204)          335,728
                                                                       -----------       -----------
    Cash, beginning of year                                                597,867           262,139
                                                                       -----------       -----------

    Cash, end of year                                                  $   438,663       $   597,867
                                                                       ===========       ===========

    Supplemental disclosure of cash flow information
      Cash paid during the year for interest,
          net of interest capitalized                                  $ 1,490,464       $ 1,277,567
                                                                       ===========       ===========

                        See notes to financial statements

                              Portofino Place, Ltd.


                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 1996



NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES

    The partnership was formed as a limited partnership under the laws of the State of Florida on December 21, 1993, for the purpose of developing and operating 322 rental housing units located in Broward County, Florida. The project is comprised of sixteen, two and three story buildings and related facilities. The partnership will continue until December 21, 2018, unless dissolved earlier in accordance with the provisions of the partnership agreement.

    Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    Rental Property

    Rental property is carried at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations using accelerated methods over their estimated service lives.

    Income Taxes

    No provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the partners individually.

    Rental Income

    Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between the partnership and the tenants of the property are operating leases.

                              Portofino Place, Ltd.

                                December 31, 1996



NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES (Continued)

    Amortization

    Organization and financing costs represent charges incurred in connection with the formation of the partnership and obtaining construction loans. These costs are amortized on a straight-line basis over 25 and 3 years, the term of the partnership agreement and the term of the related loan, respectively.

    Allocation of Profit and Loss

    The partnership agreement calls for the net loss of the partnership to be allocated first to the general partner and limited partners until their capital accounts are reduced to zero; second, to the investor limited partners until their capital accounts are reduced to zero; and finally, 50% to the general and limited partners and 50% to the investor limited partners. Net income shall be allocated to the partners in proportion to and to the extent of the aggregate net loss from prior years. Any remaining income is distributed according to the priority distributions as described in the partnership agreement.

NOTE B - RENTAL PROPERTY

    The rental property, at cost, consists of the following at December 31,:


                                          1996                1995
                                      -----------         -----------

Land                                  $ 2,750,000         $ 2,750,000
Land improvement                          798,565             783,840
Buildings                              16,066,844          16,066,844
Furniture and fixtures                  1,167,763           1,108,416
                                      -----------         -----------

                                       20,783,172          20,709,100

Less accumulated depreciation           1,864,164             962,663
                                      -----------         -----------

Total rental property, net            $18,919,008         $19,746,437
                                      ===========         ===========

                              Portofino Place, Ltd.

                                December 31, 1996


NOTE C - CONSTRUCTION LOANS PAYABLE

    The project was financed by initial partner capital contributions and construction loans. The partnership's available borrowing limits are $12,250,000 and $5,250,000 from two separate lending institutions. The loans' initial maturity date was December 28, 1995 with a one-year extension option. On December 27, 1995, the borrower and lenders agreed to extend the maturity date to December 28, 1996 subject to the terms in the Construction Loan Agreement. On November 15, 1996, the lender agreed to an additional extension of the maturities to February 28, 1997. The partnership incurred a non-refundable extension fee equal to 0.25% of the outstanding loan balance on the initial maturity date.

    The agreement requires monthly payments of principal and interest. The interest rate is based on the Eurodollar rate or the prime rate, selected at the option of the partnership.

    The construction loans are collateralized by the rental property, an assignment of leases and rents, and guarantees by the general partner and a limited partner.

    Construction loans payable at December 31, 1996 and 1995 consist of the following:


                                                              1996                1995
                                                           -----------         -----------

Note payable - bank: with interest due                     $11,983,560         $11,753,191
monthly at the Eurodollar rate on the
agreement date, plus 2.5% (7.88% and 8.44%
at December 31, 1996 and 1995), principal
due and payable in full on February 28, 1997

Note payable - bank:  with interest due monthly at           4,970,440           5,037,325
the Eurodollar rate on the agreement date, plus
2.5% (7.88% and 8.44% at December 31, 1996 and
1995), principal due and payable in full on
February 28, 1997


    Total interest costs incurred on borrowings totaled $1,389,209 and $1,432,288 for the years ended December 31, 1996 and 1995, of which $74,678 has been capitalized as part of rental property in 1995. The remaining $1,389,209 and $1,357,610 were expensed during 1996 and 1995.

                              Portofino Place, Ltd.

                                December 31, 1996


NOTE D - DISTRIBUTIONS TO PARTNERS

    Under the partnership agreement, the partners are entitled to receive a return on their capital contributions equal to 10% per annum. The return is considered a preferential payment of a return on capital and is not guaranteed by the partnership or any of the partners. The return accrues on a daily basis and is distributed monthly to the extent there are available cash flows, as defined. To the extent there are not sufficient available cash flows, all such unpaid amounts shall accrue and be deferred until cash flows are available. The returns distributed to partners totaled $801,516 and $1,072,549 for the years ended December 31, 1996 and 1995.


NOTE E - RELATED PARTY TRANSACTIONS

    Pursuant to a management agreement, Altman Management Company ("AMC"), an affiliate of Portofino Place, Ltd. through common ownership, is employed as the management agent for conducting the rental operations of the partnership. The management agreement expires December 31, 1997 and is then automatically renewable on a calendar year basis unless terminated by either party upon 30 days notice. Management fees were calculated at 4% of collected rental income in 1996. AMC earned management fees of $146,966 and $136,763 in 1996 and 1995, of which $11,980 and $12,472 remained payable at December 31, 1996 and 1995. Upon achievement of certain rental occupancy requirements, as described in the management agreement, AMC was entitled to receive up to $15,000 as incentive management fees. These fees were accrued at December 31, 1995 and were included in accounts payable - related party, and as of December 31, 1996, remain unpaid.

    AMC also functions as the paying agent for the insurance costs of the partnership. Insurance expense is allocated based on the relative value of the participating properties insured under a single insurance contract.

    The partnership has a development fee agreement with Altman Development Corporation ("ADC"), the general partner, to oversee, monitor and manage the development of the project for a fixed fee. The development fees of $790,000 are payable from the construction loan draws. Development fees totaled $60,676 during 1995. ADC also received a monthly site supervision fee of $7,512. Such fees were $15,025 in 1995.

                              Portofino Place, Ltd.

                                December 31, 1996


NOTE F - CONCENTRATION OF CREDIT RISK

    The partnership maintains its cash balances in three banks. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000 by each bank. As of December 31, 1996, the uninsured portion of the cash balances held at two of the banks was $536,966 (which included $300,517 of outstanding checks and deposits).

NOTE G - SUBSEQUENT EVENT

    On January 6, 1997, the partners of the partnership sold their partnership interests.

                                    --------------------------------------------

                                    SUMMIT MAYFAIRE APARTMENTS

                                    Historical Summary of Revenues and Direct
                                    Operating Expenses for the Year Ended
                                    December 31, 1996

INDEPENDENT AUDITORS' REPORT



Board of Directors
Summit Properties Inc.
Charlotte, North Carolina


We have audited the accompanying Historical Summary of Revenues and Direct Operating Expenses (the Historical Summary) of Summit Mayfaire Apartments, formerly The Mayfaire, for the year ended December 31, 1996. This Historical Summary is the responsibility of Summit Properties Inc.'s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K of Summit Properties Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of Summit Mayfaire's revenues and expenses.

In our opinion, such Historical Summary presents fairly, in all material respects, the revenues and direct operating expenses described in Note 2 to the Historical Summary of Summit Mayfaire Apartments for the year ended December 31, 1996 in conformity with generally accepted accounting principles.




DELOITTE & TOUCHE LLP
March 31, 1997

SUMMIT MAYFAIRE APARTMENTS

HISTORICAL SUMMARY OF REVENUES AND DIRECT OPERATING EXPENSES (NOTE 2)
YEAR ENDED DECEMBER 31, 1996
--------------------------------------------------------------------------------

REVENUES:
  Rental income                                                     $1,129,527
  Other real estate income                                              31,455
                                                                    ----------

          Total revenues                                             1,160,982
                                                                    ----------

DIRECT OPERATING EXPENSES:
  Personnel                                                            140,807
  Utilities                                                             41,879
  Repairs and maintenance                                               53,251
  Real estate taxes                                                     73,473
  Insurance                                                             10,228
  Cleaning and decorating                                               25,122
  Advertising                                                           14,536
  Administration                                                        23,401
                                                                    ----------

          Total direct operating expenses                              382,697
                                                                    ----------

OPERATING INCOME, EXCLUSIVE OF CERTAIN EXPENSES (Note 2)            $  778,285
                                                                    ==========


See notes to historical summary.

SUMMIT MAYFAIRE APARTMENTS

NOTES TO HISTORICAL SUMMARY OF REVENUES AND DIRECT OPERATING EXPENSES
YEAR ENDED DECEMBER 31, 1996
--------------------------------------------------------------------------------



1.    OPERATING PROPERTY

      Summit Mayfaire Apartments (the Apartments) is a 144-unit multifamily residential property located in Raleigh, North Carolina, which was acquired by Summit Properties Inc. on January 15, 1997.


2.    BASIS OF PRESENTATION

      The Historical Summary of Revenues and Direct Operating Expenses was prepared for the purpose of complying with the Rules and Regulations of the Securities and Exchange Commission (for inclusion in Form 8-K of Summit Properties Inc.) and has been prepared on the accrual basis of accounting.

      The Historical Summary of Revenues and Direct Operating Expenses of the Apartments exclude the following expenses which would not be comparable to the proposed future operations of the Apartments:

      a)    Depreciation of the building and improvements

      b)    Interest expense

      c)    Management fee expense

      d)    Income taxes

      Rental income is recognized on the accrual method as earned. Apartment units are rented under lease agreements with terms of one year or less.


3.    MANAGEMENT FEES

      Management fees totaling $45,397 were charged by Summit Management Company
      (SMC), which functioned as the property manager prior to the acquisition of the property by SMC's parent, Summit Properties Inc. These expenses were based on the sum of 2% of cash collections plus 2.9% of net operating income as defined in the Property Management and Leasing Agreement. SMC will continue to manage the Apartments in the future. However, this arrangement will not be governed by a separate management agreement and the basis of the fees charged will be changed. Accordingly, these expenses have been excluded from the Historical Summary.



                                   **********

SAND LAKE JOINT VENTURE

FINANCIAL STATEMENTS
AS OF DECEMBER 31, 1996,
TOGETHER WITH REPORT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Partners of
Sand Lake Joint Venture:

We have audited the accompanying balance sheet of Sand Lake Joint Venture (a Florida general partnership) as of December 31, 1996, and the related statements of income, partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sand Lake Joint Venture as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




ARTHUR ANDERSEN LLP
Orlando, Florida,
     April 11, 1997

                             SAND LAKE JOINT VENTURE



                       BALANCE SHEET -- DECEMBER 31, 1996



                                     ASSETS

CASH                                                              $    395,961

CASH HELD IN ESCROW (Note 2)                                           301,903

ACCOUNTS RECEIVABLE, net of allowance of $3,340                          3,247

PREPAID INSURANCE                                                       18,689
                                                                  ------------
LAND, BUILDINGS AND EQUIPMENT (Note 2):
     Land                                                            3,422,073
     Buildings                                                      16,080,971
     Furniture and equipment                                           816,245
                                                                  ------------
                                                                    20,319,289
     Less-Accumulated depreciation                                  (1,074,884)
                                                                  ------------
                                                                    19,244,405
                                                                  ------------
DEFERRED LOAN COSTS, net (Note 2)                                      257,207
                                                                  ------------
                                                                  $ 20,221,412
                                                                  ============

                       LIABILITIES AND PARTNERS' CAPITAL

ACCOUNTS PAYABLE AND ACCRUED EXPENSES                             $     36,187

INTEREST PAYABLE                                                        56,981

TENANTS' SECURITY DEPOSITS (Note 2)                                    190,186

NOTE PAYABLE TO RELATED PARTY (Note 4)                              15,267,949
                                                                  ------------
                                                                    15,551,303
                                                                  ------------
PARTNERS' CAPITAL (Notes 1 and 3):
     The Northwestern Mutual Life Insurance Company                  3,855,830
     TCR Sand Lake Limited Partnership                                 814,279
                                                                  ------------
                      Total partners' capital                        4,670,109
                                                                  ------------
                                                                  $ 20,221,412
                                                                  ============


       The accompanying notes are an integral part of this balance sheet.

                             SAND LAKE JOINT VENTURE


                               STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1996



REVENUES (Note 2):
     Rental                                                  $3,386,316
     Other                                                      195,874
     Interest income                                              5,451
                                                             ----------
                      Total revenues                          3,587,641
                                                             ----------

OPERATING EXPENSES:
     Payroll                                                    281,010
     Landscaping                                                 73,593
     Utilities                                                  227,673
     Maintenance and redecorating                               100,153
     Selling, general and administrative                         73,471
     Depreciation and amortization                              512,164
     Property taxes (Note 2)                                    341,810
     Management fees (Note 4)                                   136,151
     Insurance                                                   46,105
     Other                                                       16,664
                                                             ----------
                      Total operating expenses                1,808,794
                                                             ----------

OPERATING INCOME                                              1,778,847

INTEREST EXPENSE (Note 4)                                     1,218,545
                                                             ----------

NET INCOME                                                   $  560,302
                                                             ==========


         The accompanying notes are an integral part of this statement.

                             SAND LAKE JOINT VENTURE


                         STATEMENT OF PARTNERS' CAPITAL

                      FOR THE YEAR ENDED DECEMBER 31, 1996



                                                                   The
                                               TCR            Northwestern
                                            Sand Lake          Mutual Life
                                             Limited            Insurance
                                           Partnership           Company                Total
                                           -----------        -------------          ------------
PARTNERS' CAPITAL, December 31, 1995         $ 668,775          $ 4,225,775          $ 4,894,550

     Net income                                280,151              280,151              560,302

     Distributions                            (134,647)            (650,096)            (784,743)
                                             ---------          -----------          -----------
PARTNERS' CAPITAL, December 31, 1996         $ 814,279          $ 3,855,830          $ 4,670,109
                                             =========          ===========          ===========


         The accompanying notes are an integral part of this statement.

                             SAND LAKE JOINT VENTURE


                             STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1996



CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                                                $   560,302
                                                                                               -----------
     Adjustments to reconcile net income to net cash provided by operating activities-
              Depreciation and amortization                                                        512,164
              Changes in assets and liabilities-
                  Increase in cash held in escrow                                                  (90,241)
                  Decrease in accounts receivable, net                                               4,421
                  Decrease in accrued rental revenue                                                40,218
                  Increase in prepaid insurance                                                    (18,689)
                  Increase in accounts payable and accrued expenses                                  1,761
                  Increase in tenants' security deposits                                            11,104
                                                                                               -----------
                      Total adjustments                                                            460,738
                                                                                               -----------
                      Net cash provided by operating activities                                  1,021,040
                                                                                               -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures                                                                           (1,928)
     Proceeds from sale of furniture and equipment                                                   6,740
                                                                                               -----------
                      Net cash provided by investing activities                                      4,812
                                                                                               -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Borrowings from related party                                                                  20,000
     Payments on note payable to related party                                                    (261,868)
     Partner distributions                                                                        (784,743)
                                                                                               -----------
                      Net cash used in financing activities                                     (1,026,611)
                                                                                               -----------

NET DECREASE IN CASH                                                                                  (759)

CASH, beginning of year                                                                            396,720
                                                                                               -----------

CASH, end of year                                                                              $   395,961
                                                                                               ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid for interest                                                                    $ 1,218,545



         The accompanying notes are an integral part of this statement.

                             SAND LAKE JOINT VENTURE


                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1996



1.     ORGANIZATION AND NATURE OF BUSINESS:

Sand Lake Joint Venture (the Partnership), a Florida general partnership, was formed on December 28, 1993, between The Northwestern Mutual Life Insurance Company (NML) and TCR Sand Lake Limited Partnership (TCR) (collectively, the Partners). The primary purpose of the Partnership is to acquire, construct, own, manage and operate a 416-unit apartment community (the Property) located in Orlando, Florida. Construction of the Property was completed in December 1994. The Partnership extends through December 31, 2023, unless terminated sooner as provided in the Agreement.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Accounting

The Partnership's accounts are presented on the accrual basis of accounting in accordance with generally accepted accounting principles.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying amounts of the Partnership's current financial assets and liabilities, including cash and cash held in escrow, accounts receivable, accounts payable and interest payable, at December 31, 1996, approximate their fair value due to the short maturity of these instruments. Based on the borrowing rates currently available to the Partnership for loans with similar terms and maturities, the fair value of the note payable to related party at December 31, 1996, is estimated at $14,534,825.

Cash Held in Escrow

The Partnership receives deposits from tenants upon entering into a lease agreement. These amounts are held in an escrow account, with an offsetting liability recorded as tenants' security deposits. Additionally, the Partnership pays a monthly amount to NML for property taxes, which is maintained in an escrow account until paid by NML.

Land, Buildings, and Furniture and Equipment

The Partnership provides for depreciation on the buildings, furniture and equipment on a straight-line basis over their estimated useful lives, which range from 10 to 40 years. In 1996, total depreciation expense was $483,988. Maintenance and repairs to buildings and equipment which do not extend the useful life are expensed when incurred. In 1996, total maintenance and redecorating expense was $100,153.

Interest and property taxes of $265,000 and $37,171, respectively, incurred while the property was under construction, have been capitalized as a cost of the property. These costs are being amortized over 40 years, the estimated useful life of the building.

Deferred Loan Costs

Deferred loan costs are being amortized over the term of the loan. In 1996, total amortization expense was $28,176.

Revenue Recognition

Rental revenue is recognized ratably on a straight-line basis over the term of the lease. Accordingly, rental revenues are accrued for certain leases during the months of the lease that provide for free or discounted rentals.

Income Taxes

Income taxes have not been recorded in the accompanying financial statements because they are obligations of the Partners. The tax returns, the qualification of the Partnership, as such, for tax purposes, and the amount of distributable partnership income or loss are subject to examination by taxing authorities. If such examinations result in changes with respect to the Partnership's qualification or in changes with respect to the income or loss, the tax liability of the Partners would be changed accordingly.

Allocations of Profit and Loss

The Agreement provides that profits and losses, for financial reporting purposes, are to be determined in accordance with generally accepted accounting principles and allocated equally between the Partners.

Long-lived Assets

Effective January 1, 1996, the Partnership adopted Statement of Financial Accounting Standards No. 121, "Accounting for Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of" (SFAS 121). SFAS 121 requires entities to review the recoverability of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The implementation of SFAS 121 did not have a material effect on the accompanying financial statements.

3.     PARTNERSHIP MATTERS:

Capital Contributions

Upon execution of the Joint Venture Agreement (the Agreement), the Partners made an initial capital contribution of $4,417,000 and $860,000, respectively. Additional contributions, as defined, are required if additional cash in excess of distributable cash, as defined, is required in order to fund operations, pay debts and obligations as they mature, or fund the costs of maintenance, repairs and replacements necessary to keep the Property in the same condition as existed upon final completion. In accordance with the Agreement, each Partner shall make equal additional capital contributions if required. No additional capital contributions were made by the Partners during 1996.

Capital Transaction and Cash Flow Distributions

The Agreement provides that distributable cash, as defined, shall be distributed as follows: 83.70 percent to NML and 16.30 percent to TCR until each Partner has received an amount equal to a 9 percent annual noncumulative return on his initial capital contribution, then to the Partners in accordance with their respective interests, as defined. The Agreement also provides that all capital transaction proceeds, as defined, shall be distributed as follows: to repay principal, interest and other amounts due on the loan, then 83.70 percent to NML and 16.30 percent to TCR, until each has received an amount equal to its initial capital contribution, then to the Partners in accordance with their respective interests, as defined. There were capital transactions and cash flow distributions in 1996 of $0 and $784,743, respectively. Cash flow distributions relating to 1996 were recorded and distributed in 1997 in the amount of $166,003 to NML and $151,292 to TCR, in accordance with the Agreement.

4.     RELATED PARTY TRANSACTIONS:

The Partnership has a promissory note agreement with NML which accrues interest at 7.875 percent, payable monthly, maturing on February 15, 2006. As of December 31, 1996, the amount outstanding under this agreement totaled $15,267,949. Monthly principal and interest payments in the amount of approximately $123,000 commenced in July 1995. The note is collateralized by a mortgage on the Property. In 1996, the Partnership incurred interest expense of approximately $1,213,000 on this note.

At December 31, 1996, annual maturities were as follows:

                Year Ending
                December 31,                  Amount
                ------------                  ------
                     1997                  $   283,000
                     1998                      305,941
                     1999                      330,924
                     2000                      357,693
                     2001                      387,298
               Thereafter                   13,603,093
                                           -----------
                                           $15,267,949
                                           ===========


The Partnership has entered into a management agreement with Florida RS, Inc. (the Project Manager), an affiliate of TCR, to manage the Property for a fee based on 4 percent of the gross income of the Property. The Partnership incurred management fees of $136,151 during 1996.

5.     SUBSEQUENT EVENT:

On February 20, 1997, Summit Properties, Inc. (Summit) purchased all of the joint venture interests in the Partnership from the Partners for $26,800,000, including the assumption of the mortgage debt of approximately $15,300,000.

                              FINANCIAL STATEMENTS
                        AND INDEPENDENT AUDITORS' REPORT

                           SUMMIT AMERICAN ASSOCIATES

                                DECEMBER 31, 1995

                           Summit American Associates

                                TABLE OF CONTENTS




                                                                      PAGE

INDEPENDENT AUDITORS' REPORT                                            3



FINANCIAL STATEMENTS



        BALANCE SHEET                                                   4



        STATEMENT OF EARNINGS                                           5



        STATEMENT OF PARTNERS' EQUITY                                   6



        STATEMENT OF CASH FLOWS                                         7



        NOTES TO FINANCIAL STATEMENTS                                   8

                          INDEPENDENT AUDITORS' REPORT


To the Partners
Summit American Associates


                  We have audited the accompanying balance sheet of Summit American Associates (a Florida General Partnership), as of December 31, 1995, and the related statements earnings, of partners' equity and cash flows for the year ended December 31, 1995. These financial statements are the responsibility of the project's management. Our responsibility is to express an opinion on these financial statements based on our audit.

                  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

                  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Summit American Associates as of December 31, 1995, and the results of its operations, and its cash flows for the year ended December 31, 1995, in conformity with generally accepted accounting principles.



REZNICK FEDDER & SILVERMAN
Charlotte, North Carolina
January 15, 1996

                           Summit American Associates

                                  BALANCE SHEET
                                December 31, 1995

                                     ASSETS

Rental property:
    Land and land improvements                                   $  3,023,728
    Building and improvements                                      15,322,556
    Furniture, fixtures and equipment                                 987,049
                                                                 ------------

                                                                   19,333,333
    Less: accumulated depreciation                                   (284,072)
                                                                 ------------

           Total rental property                                   19,049,261

    Cash                                                               16,954
    Restricted cash - tenants
      security deposits                                                88,486
    Prepaid Expenses                                                      145
    Other assets
           Organization cost, less accumulated
             amortization of $7,455                                   141,626
           Financing fees, less accumulated
             amortization of $10,227                                  105,670
                                                                 ------------

           Total assets                                          $ 19,402,142
                                                                 ============

                        LIABILITIES AND PARTNERS' EQUITY

Liabilities:
    Construction and term loan                                   $ 14,392,143
    Accrued interest                                                   94,204
    Accounts payable and accrued expenses                              42,362
    Security deposits                                                  88,486
                                                                 ------------

           Total liabilities                                       14,617,195

Partners' equity                                                    4,784,947
                                                                 ------------

           Total liabilities and partners' equity                $ 19,402,142
                                                                 ============



                       See Notes to Financial Statements.

                           Summit American Associates

                              STATEMENT OF EARNINGS
                          Year Ended December 31, 1995

Revenues:
    Rental                                              $1,502,395
    Other property income                                   88,033
    Interest income                                          1,007
                                                        ----------
                                                        $1,591,435
                                                        ----------

Expenses
    Personnel                                              162,405
    Advertising and promotion                               31,374
    Utilities                                               74,545
    Building repairs and maintenance                        86,883
    Real estate taxes                                       38,923
    Insurance                                                8,882
    Management fees                                         81,951
    Asset Management fee                                     7,942
    Depreciation                                           284,072
    Amortization                                            17,682
    Administrative expense                                  37,710
    Legal/Professional fees                                  7,708
    Interest expense                                       592,974
                                                        ----------

                Total Expenses                           1,433,051
                                                        ----------

                Net Income                              $  158,384
                                                        ==========




                       See Notes to Financial Statements.

                           Summit American Associates

                          STATEMENT OF PARTNERS' EQUITY
                      For the Year Ended December 31, 1995


                             Jacaranda
                               Cove
                             Associates          Summit
                                Ltd.          Properties LP           Total
                           -----------         -----------         -----------

Balance at
  December 31, 1994        $ 3,626,751         $ 1,207,933         $ 4,834,684

Distributions                 (156,109)            (52,012)           (208,121)

Net Income                     118,788              39,596             158,384
                           -----------         -----------         -----------

Balance at
  December 31, 1995        $ 3,589,430         $ 1,195,517         $ 4,784,947
                           ===========         ===========         ===========



                       See Notes to Financial Statements.

                           Summit American Associates

                             STATEMENT OF CASH FLOWS
                      For the Year Ended December 31, 1995

Cash flow from operating activities:
    Net Income                                                      $   158,384
    Adjustments to reconcile net income to net
  cash provided by operating activities:
        Depreciation                                                    284,072
        Amortization                                                     17,682
        Increase in restricted cash                                     (88,486)
        Increase in prepaid expenses                                       (145)
        Increase in accounts payable                                     19,140
        Increase in accrued expenses                                     15,280
        Increase in asset management fee                                  7,942
        Increase in security deposit liability                           88,486
        Increase in accrued interest                                     94,204
                                                                    -----------

                  Net cash used by operating activities                 596,559
                                                                    -----------

Cash flows from investing activities:
    Construction of real estate, net of payable                      (9,887,762)
    Decrease in accounts receivable - related party                      67,219
                                                                    -----------

                  Net cash used in investing activities              (9,820,543)
                                                                    -----------

Cash flows from financing activities:
    Proceeds from construction and term loan                          9,394,783
    Partners' capital distributions                                    (208,121)
    Payment of construction and term loans                              (45,000)
                                                                    -----------

                  Net cash provided by financing activities           9,141,662
                                                                    -----------

                  NET DECREASE IN CASH                                  (82,322)

Cash, beginning                                                          99,276
                                                                    -----------

Cash, ending                                                        $    16,854
                                                                    ===========

Supplemental disclosure of cash flow information
    Cash paid during the year for interest, net
    of amount capitalized                                           $   421,866
                                                                    ===========



                       See Notes to Financial Statements.

                           Summit American Associates

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1995


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Summit American Associate is a joint venture ("Joint Venture") organized to construct and operate a 262 unit apartment complex located in Plantation, Florida. The Joint Venture was organized as a Florida General Partnership.

      A summary of the Partnership's significant policies applied in the preparation of the accompanying financial statements is as follows:

      Basis of presentation

      The accompanying financial statements have been prepared in accordance with the accrual method of accounting. Revenues are recognized when earned and expenses are charged to operations when incurred.

      Cash and cash equivalents

      For purposes of the statement of cash flows, the Partnership considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

      Income taxes

      Partnerships are generally not taxable entities under federal and state laws. Accordingly, the Joint Venture has not provided for federal or state income taxes.

      Each partner reports his share of the profits and losses of the Partnership, and federal and state income taxes are computed on each partner's total income from all sources. The Partnership's income tax returns are subject to examination by federal and state taxing authorities. If any such examination results in changes to taxable income, the income tax liability of the partners for such years could be changed.

                           Summit American Associates

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1995



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Interest and real estate taxes

      Interest and real estate taxes incurred during the construction period are capitalized and depreciated over the lives of the constructed assets. Interest and property taxes capitalized in the year ended December 31, 1995 were $391,890 and $20,244, respectively.

      Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - JOINT VENTURE ORGANIZATION

      Each partner is to receive from available cash flow a preferred distribution equal to their respective capital contributions times the prime rate plus one-half percent. To the extent the preferred distributions are not made in any fiscal year, the amount in arrears goes forward until paid. After payment of the preferred distributions and any preferred distribution in arrears, non-sale distributions are allocated 40 percent to Summit Properties Partnership L.P. (SPPLP) and 60 percent to Jacaranda Cove Associates, Ltd. The Joint Venture's profit/loss is allocated in a manner similar to its cash distributions.

                           Summit American Associates

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1995



NOTE C - CONSTRUCTION AND TERM LOAN

      The construction and term loan bears interest at a variable rate equal to the adjusted thirty day CD base rate, London Interbank Offered Rate (LIBOR), or the prime rate. The partnership elected the CD rate, which is the banks certificate of deposit rate plus 1.75 percent. The interest rate as of December 31, 1995 was 7.60%. The loan was payable on March 31, 1995, with the Joint Venture having the right to extend the maturity date to June 30, 1998. Management has chosen to exercise their rights to extend the maturity date to June 30, 1998. Principal payment of $15,000 and interest at the CD rate are payable monthly. The loan is collateralized by all assets of the Joint Venture and guaranteed by SPPLP.

      The aggregate principal payments of the construction and term loan for each of the next five years are as follows:

              1996                                           $   180,000
              1997                                               180,000
              1998                                            14,032,143
              1999                                                     -
              2000                                                     -

      The carrying amount of the projects long-term debt approximates fair value.

      The loan agreement provides for maximum interest rate during the loan as follows:

           April 1, 1995 - October 31, 1995                          7.20%
           November 1, 1995 - October 31, 1996                       7.95%
           November 1, 1996 - October 31, 1997                       8.70%
           November 1, 1997 - June 30, 1998                          9.45%

                           Summit American Associates

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1995



NOTE D - RELATED PARTY TRANSACTIONS

      Related party transactions for the year ended December 31, 1995 are as follows:

           Construction contract payments
                to Summit Apartments Builders,
                Inc. (an affiliate of SPPLP)
                December 31, 1995 (total for project
                  $13,382,876)                                      $8,047,136
           Credit enhancement fee to SPPLP                             246,248
           Advance received and repaid to SPPLP from
              Summit American                                          200,000
           Management fee to Summit Management Company                  81,951
           Development fees paid to SPPLP                               39,375
           Development fees paid to American
                Land Management (an affiliate of
                Jacaranda Cove Associates, Ltd.)                        39,375
           Interest on advance paid to SPPLP from
                Summit American                                          7,616
           Asset Management fee to SPPLP of which
                $3,971 is payable at December 31, 1995                   3,971
           Asset Management fee to American Land
                Management of which $3,971 is payable at
                December 31, 1995                                        3,971

SUMMIT PROPERTIES INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
DECEMBER 31, 1996
(Dollars in thousands)
(Unaudited)

                                                         Acquisition       Pro Forma
                                         Historical      Adjustments      Consolidated
                                         ---------       -----------      ------------
                                            (A)               (B)
Assets:
   Real estate assets, net               $ 619,128          $65,170         $ 684,298
   Cash and cash equivalents                 3,665             --               3,665
   Other assets                             12,198               30            12,228
                                         ---------          -------         ---------
     Total assets                        $ 634,991          $65,200         $ 700,191
                                         =========          =======         =========

Liabilities:
   Notes payable                         $ 309,933          $48,821         $ 358,754
   Other liabilities                        22,015              694            22,709
                                         ---------          -------         ---------
     Total liabilities                     331,948           49,515           381,463

Minority interest of unitholders
   in Operating Partnership                 45,829            3,640 (C)        49,469

Stockholders' equity:
   Common stock                                224                5               229
   Additional paid-in capital              342,872           12,040 (C)       354,912
   Accumulated deficit                     (85,068)            --             (85,068)
   Unamortized restricted stock
     compensation                             (814)            --                (814)
                                         ---------          -------         ---------
     Total stockholders' equity            257,214           12,045           269,259
                                         ---------          -------         ---------

     Total liabilities and
       stockholders' equity              $ 634,991          $65,200         $ 700,191
                                         =========          =======         =========

SUMMIT PROPERTIES INC.
NOTES TO PRO FORMA CONDENSED CONSOLIDATED
  BALANCE SHEETS
DECEMBER 31, 1996
(Unaudited)

Adjustments:

A. Reflects the Summit Properties Inc. Consolidated Balance Sheet as of December 31, 1996.

B. Reflects the purchase of the Acquisition Communities. The purchase is summarized as follows:

   Purchase price, acquisition costs
     and improvements accrual                                 $65,170,000
   Net liabilities assumed                                       (664,000)
   Issuance of common stock to public to
     partially fund Summit Portofino (315,029 shares)          (6,813,000)
   Issuance of common stock to seller to
     partially fund Summit Sand Lake (243,608 shares)          (4,933,000)
   Issuance of Operating Partnership Units to seller to
     partially fund Summit Sand Lake (194,495 shares)          (3,939,000)
   Assumption of mortgage note at Summit Sand Lake            (15,226,000)
                                                              ===========
   Borrowing on the Company's Unsecured Credit Facility       $33,595,000
                                                              ===========

C. Units of the Operating Partnership can be exchanged for cash or, at the option of the Company, for shares of Common Stock on a one-for-one basis. The 15.52% minority interest (4,219,777 Units of 27,188,052 shares of Common Stock and Units) is based upon shares and Units outstanding as of December 31, 1996.

SUMMIT PROPERTIES INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
YEAR ENDED DECEMBER 31, 1996
(Dollars in thousands, except per share data)
(Unaudited)


                                                                            Acquisition           Pro Forma
                                                           Historical       Adjustments          Consolidated
                                                           ----------       -----------          ------------
                                                               (A)              (B)
Revenues:
   Rental                                                 $   88,864          $ 8,830            $   97,694
   Other property income                                       4,683              468                 5,151
   Interest and other                                            942              (72)(F)               870
                                                          ----------          -------            ----------
     Total revenues                                           94,489            9,226               103,715

Expenses:
   Property operating and maintenance                         26,403            2,188  (C)           28,591
   Real estate taxes and insurance                             8,823              972                 9,795
   Depreciation                                               18,208            2,082  (D)           20,290
   Interest                                                   17,138            4,203  (E),(F)       21,341
   General and administrative                                  2,557               --                 2,557
   Loss in equity investments                                    173               --  (G)              173
                                                          ----------          -------            ----------
     Total expenses                                           73,302            9,445                82,747
                                                          ----------          -------            ----------

Income before minority interest of unitholders
   in Operating Partnership and extraordinary items           21,187             (219)               20,968

Minority interest of unitholders in Operating
   Partnership                                                (3,723)             (12) (H)           (3,735)
                                                          ----------          -------            ----------

Income before extraordinary items                             17,464             (231)               17,233

Extraordinary items, net of minority interest of
   unitholders in Operating Partnership                         (516)              --                  (516)
                                                          ----------          -------            ----------

     Net income                                           $   16,948          ($  231)           $   16,717
                                                          ==========          =======            ==========

Per share data:
   Income before extraordinary items (I)                  $     0.92                             $     0.88
                                                          ==========                             ==========

   Net income (I)                                         $     0.90                             $     0.86
                                                          ==========                             ==========

   Weighted average shares                                18,914,674                             19,473,311
                                                          ==========                             ==========

SUMMIT PROPERTIES INC.
NOTES TO PRO FORMA CONDENSED CONSOLIDATED
  STATEMENT OF EARNINGS
YEAR ENDED DECEMBER 31, 1996
(Unaudited)

Adjustments:

A. Reflects the Summit Properties Inc. Consolidated Statement of Earnings for the year ended December 31, 1996.

B. Represents the operations of the Acquisition Communities for the year ended December 31, 1996 except for Summit Plantation. Represents the operations of Summit Plantation for the period January 1, 1996 to March 31, 1996 as Summit Plantation was acquired April 1, 1996.

C. Includes $232,000 of property supervision costs, which was estimated at 2.5% of revenues.

D. Includes additional depreciation related to the increase in basis from the purchases of $536,000.

E. Includes the interest costs on the Sand Lake debt assumed in conjunction with the purchase and the incremental borrowings to finance the acquisitions of $2.7 million. The purchase of Summit Plantation was assumed to be financed from the Company's credit facility at a 6.6% interest rate. All other incremental borrowings were assumed to be at the then current 10 year treasury rate plus 100 basis points or 7.8%.

F. Includes a reduction of $72,000 in other income and interest expense for credit enhancement fees charged by the Company to Summit Plantation from January 1, 1996 to March 31, 1996.

G. The Company's equity earnings in the Summit Plantation joint venture from January 1, 1996 to March 31, 1996 was less than $1,000.

H. Based upon 17.81% minority interest (4,220,819 Units weighted average of the 23,694,130 shares of Common Stock and Units weighted average) for the year ended December 31, 1996.

I. Based upon 19,473,311 weighted average shares of Common Stock issued and outstanding.

                                 EXHIBIT INDEX


23.1  Consent of Reznick, Fedder & Silverman

23.2  Consent of Deloitte & Touche LLP

23.3  Consent of Arthur Andersen LLP

23.4  Consent of Reznick, Fedder & Silverman